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                                                                  Exhibit 23.02
                                                                  -------------

                       CONSENT OF INDEPENDENT AUDITORS
                       -------------------------------

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended 1992 International Employee Stock Purchase Plan of Analog Devices, Inc. of our report dated November 28, 1995, except for the fifth paragraph of Note 4 as to which the date is December 18, 1995, with respect to the consolidated financial statements and schedule of Analog Devices, Inc. included in its Annual Report (Form 10-K) for the year ended October 28, 1995.

                                            ERNST & YOUNG LLP

         Boston, Massachusetts
         May 28, 1996









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